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                                                                    EXHIBIT 99.2



                                     PREMARK
                                  INTERNATIONAL

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PREMARK        PREMARK INTERNATIONAL, INC.
INTERNATIONAL  1717 DEERFIELD ROAD, DEERFIELD, IL  60015                 PROXY
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING
OF STOCKHOLDERS ON NOVEMBER 23, 1999.

I or we authorize James M. Ringler and John M. Costigan, and any one or both of them as proxies, with full power of substitution, to vote all stock of Premark
International, Inc. registered in my name or our names or held for me or for us on any matters that come before the Special Meeting or any adjournments or postponements of the meeting. The proxies will vote (1) as specified on the card; (2) as the Board of Directors recommends where no choice is specified; and
(3) as the proxies decide on any other matter.

Your vote is important. Please indicate your vote, sign, date and return the card promptly in the enclosed postage-paid envelope or vote by phone, internet or fax.




                       See reverse for voting instructions

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                                                  COMPANY #
                                                  CONTROL #

THERE ARE FOUR WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE, INTERNET OR FAX VOTE AUTHORIZES THE PROXIES TO VOTE YOUR SHARES
IN THE SAME MANNER AS IF AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD
BY MAIL.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

-- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
-- You will be prompted to enter your 3-digit Company Number and your 7-digit
   Control Number which are located above.
-- Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/PMI -- QUICK *** EASY *** IMMEDIATE

-- Use the internet to vote your proxy 24 hours a day, 7 days a week.
-- You will be prompted to enter your 3-digit Company Number and your 7-digit
   Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY FAX

Mark, sign, and date your proxy card and fax it to 1-651-450-4026, Attention:
Proxy Department.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Premark International, Inc., c/o Shareowner
Services, P.O. Box 64873, St.Paul, MN 55164-0673.

   IF YOU VOTE BY PHONE, INTERNET OR FAX, PLEASE DO NOT MAIL YOUR PROXY CARD
                            \/ Please detach here \/


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
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

1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER
   AMONG PREMARK INTERNATIONAL, INC., ILLINOIS
   TOOL WORKS INC. AND CS MERGER SUB INC. DATED
   AS OF SEPTEMBER 9, 1999, AS THE SAME MAY BE
   AMENDED FROM TIME TO TIME.                     [ ] For      [ ] Against    [ ] Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.


[ ] I plan to attend the meeting.

Address Change? Mark Box [ ] Indicate changes below:         Date
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                                                     Signature(s) in Box
                                                     Please sign exactly as
                                                     your name(s) appear on
                                                     Proxy. If held in joint
                                                     tenancy, all persons must
                                                     sign. Trustees,
                                                     administrators, etc.,
                                                     should include title and
                                                     authority. Corporations
                                                     should provide full name of
                                                     corporation and title of
                                                     authorized officer signing
                                                     the proxy.